        AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment No. 1") is made this 22nd day of April, 1997 by and among DOBSON OPERATING COMPANY, an Oklahoma corporation with offices at 13439 N. Broadway Extension, Suite 200, Oklahoma City, Oklahoma 73114 ("Borrower"), CORESTATES BANK, N.A., a national banking association with offices at 1339 Chestnut Street, Philadelphia, Pennsylvania 19101 ("CoreStates", and in its capacity as administrative agent under the Credit Agreement referenced below, "Administrative Agent"), NATIONSBANK OF TEXAS, N.A., a national banking association ("NationsBank"), FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association ("First Union") and the banks listed on Schedule 1 attached hereto (CoreStates and such additional banks, individually a "Bank" and collectively the "Banks"). Each of the Guarantors has executed this Amendment No. 1 for the limited purposes provided for in the Credit Agreement referenced below.


                                  WITNESSETH:

         WHEREAS, Borrower entered into a Second Amended and Restated Credit Agreement dated February 28, 1997 (as amended, the "Credit Agreement") with the Managing Agents, the Administrative Agent and the Banks pursuant to which the Banks agreed to make loans and advances to the Borrower up to an aggregate principal amount outstanding at any time of Two Hundred Million Dollars ($200,000,000), subject to the terms and conditions set forth therein; and

         WHEREAS, Banks, the Administrative Agent, the Managing Agents and Borrower wish to enter into this Amendment No. 1 to add additional Banks to the Credit Agreement and to modify certain definitions and covenants.

         NOW, THEREFORE, in consideration of the premises and the agreements herein set forth and intending to be legally bound hereby, the parties hereto agree as follows:

I.  CREDIT AGREEMENT AMENDMENTS.

    1.   DEFINITIONS.

         a. GENERAL. Capitalized terms used but not defined in this Amendment No. 1 shall have the meanings given to them in the Credit Agreement.

         b. NEW DEFINITION. The following definition is hereby added to Paragraph 1.1 of the Credit Agreement:

              "AMENDMENT NO. 1" means Amendment No. 1 to Credit Agreement dated April __, 1997 among Administrative Agent, the Managing Agents, Banks and Borrower.

         c. AMENDED DEFINITION. The definition of "Permitted Investment" in Paragraph 1.1 of the Credit Agreement is hereby amended to add the following Subsection (v) thereto:

         (v) Participation Certificates in CoBank (as defined in Paragraph 5.27 hereof).

    2. SCHEDULE 1. Schedule 1 to the Credit Agreement referenced in Paragraph 2.3 thereof is hereby amended and restated in its entirety as set forth on Amended Schedule 1 attached hereto.

    3. PROMISSORY NOTES. Exhibit B of the Credit Agreement is hereby amended and restated in its entirety as set forth on Amended Exhibit B attached hereto.

    4. REDUCTIONS IN COMMITMENT. The first sentence of Paragraph 2.5(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

         (ii) On June 30, 2000 and on the last Business Day of each March, June, September and December thereafter until September 30, 2005 (each, a "Commitment Reduction Date"), the Commitment shall be reduced by an amount equal to the Commitment as in effect on June 30, 2000 multiplied by the percentages set forth below.

    5. AVAILABILITY OF CREDITS. Paragraph 2A.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

         (c) the final expiration date of each Letter of Credit shall be on or before the earlier of (i) one year from the date of issuance thereof or
(ii) the Final Maturity Date;

    6. COMMUNICATIONS LEVERAGE RATIO. Paragraph 5.19 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         5.19 COMMUNICATIONS LEVERAGE RATIO. Maintain at all times during the periods set forth in the left-hand column, Communications Leverage Ratio measured as of the last day of



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

    the most recently ended quarter of not more than the ratio set forth in the right-hand column:

         PERIOD                           MAXIMUM RATIO
         ------                           -------------
         Date hereof through 3/31/98         10.50:1
          4/1/98 -  9/30/98                  10.25:1
         10/1/98 - 12/31/98                  10.00:1
          1/1/99 -  3/31/99                   9.50:1
          4/1/99 -  9/30/99                   9.00:1
         10/1/99 -  3/31/00                   8.00:1
          4/1/00 - 12/31/00                   6.50:1
          1/1/01 - 12/31/01                   5.50:1
          1/1/02 and thereafter               4.50:1

    7. ADDITIONAL AFFIRMATIVE COVENANTS. The following Paragraph 5.27 is hereby added to Credit Agreement:

              5.27. COBANK PARTICIPATION. At all times during which CoBank, ACB ("CoBank") is a Bank hereunder, acquire and maintain participation certificates in CoBank (the "Participation Certificates") in such amounts and at such times as CoBank may from time to time require in accordance with its Bylaws and Capital Plan (as each may be amended from time to time); provided, however, that the maximum amount of Participation Certificates that the Borrower may be required to purchase may not exceed the maximum amount permitted by CoBank's Bylaws on the date hereof. The rights and obligations of the parties with respect to the Participation Certificates and any other patronage or other distributions shall be governed by CoBank's Bylaws.

    8. LIENS AND ENCUMBRANCES. Paragraph 7.4 of the Credit Agreement is hereby amended to add the following subparagraph (x) thereto:

         (x) statutory liens on the Participation Certificates in CoBank held by Borrower to secure Borrower's obligations to CoBank hereunder, the proceeds of such Participation Certificates (as and when received) which CoBank hereby agrees shall be shared among the Banks pursuant to Paragraph 10.2 hereof.


    9. CONSENT TO AMENDMENT OF ARTICLES. Notwithstanding Paragraph 7.7 of the Credit Agreement, the Banks hereby consent



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

to the amendment to Communications' Amended Articles of Incorporation as set forth in the letter dated April 16, 1997 from counsel to Communications to counsel to Administrative Agent attached hereto.

    10. MODIFICATIONS AND WAIVERS. Paragraph 10.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         10.3 MODIFICATIONS AND WAIVERS. No modification or amendment hereof, consent hereunder or waiver of Event of Default shall be effective except by written consent of the Required Banks, provided, however, that (a) the written consent of all Banks shall be required to: (i) decrease the rate of interest, (ii) modify the amount of the Commitment, or the Banks' respective shares thereof, (iii) change the dates of required payments of interest and fees hereunder or of required Commitment reductions hereunder,
(iv) decrease the commitment fee or Letter of Credit fee, (v) consent to the taking of any action which is prohibited by Paragraph 6.12 hereof, (vi) change the Final Maturity Date, (vii) release any Guarantor or Collateral except as expressly permitted to be sold or transferred pursuant to Paragraph 6.7(a) hereof or otherwise expressly specified herein, (viii) approve the terms of Subordinated Debt, (ix) amend the definition of Required Banks, or
(x) modify or waive the provisions of this Paragraph 10.3. Any amendment or waiver made pursuant to this Section 10.3 shall apply to and bind all of the Banks and any future holder of any Notes.

    11. REPRESENTATIONS AND WARRANTIES. The Borrower, Communications and the Guarantors hereby jointly and severally represent and warrant to Banks as follows:

         a. REPRESENTATIONS. The representations and warranties of the Borrower, Communications and the Guarantors as set forth in Section Three of the Credit Agreement are true and correct in all material respects as of the date hereof; no Event of Default or Default under the Credit Agreement is in existence; and there has been no event or circumstance which is reasonably likely to cause a Material Adverse Effect since February 28, 1997.

         b. POWER AND AUTHORITY; ENFORCEABILITY. The Borrower, Communications and each Guarantor has the power and authority under, as applicable, its Partnership Agreement or articles of incorporation and bylaws, to enter into and perform, to the extent applicable to it, this Amendment No. 1, the Notes and all other agreements and documents required hereunder (hereinafter collectively referred to as the "Amendment Documents");



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

and all actions necessary or appropriate for the execution and performance by the Borrower, Communications and each Guarantor, to the extent applicable to it, of the Amendment Documents have been taken and upon their execution, the same will constitute the legal, valid and binding obligations of the Borrower, Communications and each Guarantor (to the extent that each is a party thereto) enforceable in accordance with their terms.

         c. NO VIOLATION OF LAWS OR AGREEMENTS. The making and performance of the Amendment Documents and actions required of Borrower, Communications and each Guarantor hereunder and thereunder will not violate any provisions of any federal, state or local law or regulation, the Partnership Agreement or articles of incorporation and bylaws of such Borrower, Communications or Guarantor, as applicable, or result in any breach or violation of, or constitute a default under, any agreement by which the Borrower, Communications or any Guarantor or their respective property may be bound.

    12. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. This Amendment No. 1 shall be effective upon Administrative Agent's receipt of the following documents, each in form satisfactory to Banks:

         a. AMENDMENT NO. 1. This Amendment No. 1, duly executed by Administrative Agent, Banks, the Borrower, Communications and the Guarantors.

         b. AMENDED AND RESTATED NOTES. Third Amended and Restated Promissory Notes in the form of Exhibit B attached hereto, duly executed by the Borrower in favor of Banks.

         c. ASSIGNMENT AND ASSUMPTION AGREEMENTS. Assignment and Assumption Agreements in the form of Exhibit I attached to the Credit Agreement, duly executed by the Banks.

         d. OTHER DOCUMENTS. Such additional documents as Agent on behalf of Banks shall reasonably request.

    13. CONFIRMATION. Banks, Administrative Agent, the Managing Agents, Borrower, Communications and Guarantors (to the extent applicable) hereby confirm all of the provisions of the Credit Agreement, as amended, including by this Amendment No. 1, the Third Amended and Restated Promissory Notes and the Amendment Documents to the extent that each is a party thereto and agree that the terms and conditions of the Credit Agreement, the Third Amended and Restated Promissory Notes and the Amendment Documents shall continue in full force and effect as supplemented and amended hereby.



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

    14.  MISCELLANEOUS.

         a. This Amendment No. 1, the Third Amended and Restated Promissory Notes, and any other Amendment Document shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         b. Borrower agrees to reimburse Administrative Agent for all reasonable costs and expenses (including but not limited to, reasonable attorneys' fees and reasonable disbursements) which Administrative Agent may pay or incur in connection with the preparation of this Amendment No. 1, the Third Amended and Restated Promissory Notes, the other Amendment Documents, the Assignment and Assumption Agreements, and the preparation or review of other documents executed or delivered in connection herewith.

         c. All terms and provisions of this Amendment No. 1, the Third Amended and Restated Promissory Notes, the other Amendment Documents and the Assignment and Assumption Agreements shall be for the benefit of and be binding upon and enforceable by the respective successors and assigns of the parties hereto.

         d. This Amendment No. 1 may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document and each such counterpart shall be deemed an original.



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

         e. The execution, delivery and performance of this Amendment No. 1 shall not effect a waiver of any right, power or remedy of Banks under applicable law or under the Credit Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.

         IN WITNESS WHEREOF, the undersigned by their duly authorized officers, have executed this Amendment No. 1 the day and year first written above.

                             DOBSON OPERATING COMPANY


                             By: /s/ EVERETT R. DOBSON
                                 -----------------------------
                             Name:  Everett R. Dobson
                             Title: President


                             CORESTATES BANK, N.A., for itself, as
                             Administrative Agent and as Managing Agent


                             By: /s/ PHILIP D. HARRISON
                                 -----------------------------
                             Name:  Philip D. Harrison
                             Title: Vice President


                             FIRST UNION NATIONAL
                             BANK OF NORTH CAROLINA,
                             for itself, as Documentation Agent
                             and as Managing Agent


                             By: /s/ JIM F. REDMAN
                                 -----------------------------
                             Name:  Jim F. Redman
                             Title: Senior Vice President


                             NATIONSBANK OF TEXAS, N.A, for itself, as
                             Syndication Agent and as Managing Agent


                             By: /s/ KEITH M. WILSON
                                 -----------------------------
                             Name:  Keith M. Wilson
                             Title: Vice President

                             GUARANTORS, for the purposes set forth in the Credit Agreement:

                             DOBSON COMMUNICATIONS CORPORATION


                             By: /s/ EVERETT R. DOBSON
                                 -----------------------------
                             Name:  Everett R. Dobson
                             Title: President


                             DOBSON CELLULAR SYSTEMS, INC.


                             By: /s/ G. EDWARD EVANS
                                 -----------------------------
                             Name:  G. Edward Evans
                             Title: President


                             DOBSON CELLULAR OF WOODWARD, INC.


                             By: /s/ G. EDWARD EVANS
                                 -----------------------------
                                 Name:  G. Edward Evans
                                 Title: President


                             DOBSON CELLULAR OF ENID, INC.


                             By: /s/ G. EDWARD EVANS
                                 -----------------------------
                                 Name:  G. Edward Evans
                                 Title: President


                             DOBSON FIBER COMPANY, INC.


                             By: /s/ EVERETT R. DOBSON
                                 -----------------------------
                                 Name:  Everett R. Dobson
                                 Title: Chairman of the Board and
                                        Chief Executive Officer



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

                             DOBSON CELLULAR OF KANSAS/MISSOURI,  INC.


                             By: /s/ G. EDWARD EVANS
                                 -----------------------------
                                 Name:  G. Edward Evans
                                 Title: President


                             DOBSON CELLULAR OF MARYLAND, INC.


                             By: /s/ G. EDWARD EVANS
                                 -----------------------------
                                 Name:  G. Edward Evans
                                 Title: President


                             DOBSON CELLULAR OF ARIZONA, INC.


                             By: /s/ G. EDWARD EVANS
                                 -----------------------------
                                 Name:  G. Edward Evans
                                 Title: President


                             TEXAS RSA NO. 2 LIMITED PARTNERSHIP
                             By:  Dobson Cellular Systems, Inc.,
                                  Its Managing General Partner

                                  By: /s/ G. EDWARD EVANS
                                      ------------------------
                                      Name:  G. Edward Evans
                                      Title: President


                             OKLAHOMA RSA 5 LIMITED PARTNERSHIP
                             By:  Dobson Cellular Systems, Inc.,
                                  Its Managing General Partner


                                  By: /s/ G. EDWARD EVANS
                                      ------------------------
                                      Name:  G. Edward Evans
                                      Title: President

                             OKLAHOMA RSA 7 LIMITED PARTNERSHIP
                             By: Dobson Cellular Systems, Inc.,
                                 Its Managing General Partner


                                  By: /s/ G. EDWARD EVANS
                                      ------------------------
                                      Name:  G. Edward Evans
                                      Title: President















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